UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Apollo Endosurgery, Inc. (the “Company”), the Board adopted a Change in Control Agreement (the “CIC Agreement”), pursuant to which certain current and future employees, including Christopher Gostout, M.D., the Company’s Chief Medical Officer and Bret Schwartzhoff, Vice President, North America Sales and Global Marketing, will be eligible for change in control benefits. The CIC Agreement supersedes any change in control-related benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company. Additionally, the Board approved amendments to the employment agreements of Todd Newton, the Company’s Chief Executive Officer and Stefanie Cavanaugh, the Company’s Chief Financial Officer (the “Amendments”), which provide for certain severance and change in control benefits.
The actual amounts that would be paid or distributed to a participating individual as a result of a change in control or involuntary termination may be different than those presented below as many factors will affect the amount of any payments and benefits upon a change in control. Although the Company has entered into a written agreement to provide change in control benefits under particular circumstances, the Company, or an acquirer, may mutually agree with the participating individuals to provide payments and benefits on terms that vary from those currently contemplated.
Benefit in Connection with a Change in Control
With respect to Dr. Gostout and Mr. Schwartzhoff, if a Change in Control (as defined in the CIC Agreement) occurs, then the participating individual will be entitled to receive vesting acceleration on 50% of each of his outstanding Eligible Equity Award (as defined in the CIC Agreement).
Benefit in the Event of a Termination in Connection with or following a Change in Control
In the case of an Involuntary Termination (as defined in the CIC Agreement or the Amendments, as applicable), if a participating individual is terminated without cause or constructively terminated, either during the three months before or in the year after a Change in Control, then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months specified in his or her participation notice under the CIC Agreement, (b) reimbursement for the cost of continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice under the CIC Agreement, and (c) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice. Each participating individual is eligible to receive the following payments and benefits:

–
In the case of Todd Newton, cash severance in the amount of 24 months of annual base salary from the date of termination plus an amount equal to the annual bonus, if any, earned in connection with completion of the fiscal year prior to Mr. Newton's Involuntary Termination that would have been payable under his employment agreement had he remained an employee through the annual bonus payment date for that year;

–
In the case of Ms. Cavanaugh, cash severance in the amount of 12 months of annual base salary from the date of termination plus an amount equal to the annual bonus, if any, earned in connection with completion of the fiscal year prior to Ms. Cavanaugh's Involuntary Termination that would have been payable under her employment agreement had she remained an employee through the annual bonus payment date for that year;

–	In the case of each, Dr. Gostout and Mr. Schwartzhoff, cash severance in the amount of 12 months of annual base salary from the date of termination;

–
health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), until the earlier of (i) 12 months in the case of Ms. Cavanaugh, Dr. Gostout, and Mr. Schwartzhoff and 24 months in the case of Mr. Newton, following the individual's termination date, (ii) expiration of the individual's eligibility for continuation coverage under COBRA; or (iii) such time as the individual becomes eligible for health insurance coverage with a subsequent employer.

To receive any of the benefits under these agreements, the participating individual would be required to execute a release of claims against the Company within 60 days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 23, 2018, at the 2018 Annual Meeting, the following proposals were adopted by the margin indicated. Proxies for the 2018 Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.
(a) Proposal 1. To elect the three Class I nominees to the Board of Directors of the Company to hold office until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
William D. McClellan, Jr.	11,667,545	584	3,626,001
David C. Pacitti	11,667,504	609	3,626,001
Julie Shimer, Ph.D.	11,668,461	294	3,626,001

(b) Proposal 2. The selection of KPMG LLP to act as our independent registered public accounting firm for the year ending December 31, 2018 was ratified based upon the following votes:

Votes for	15,168,998
Votes against	11,879
Abstentions	116,849

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
10.1	Form of Change in Control Agreement
10.2	Second Amendment to Employment Agreement dated June 1, 2014, by and between the Company and Todd Newton
10.3	First Amendment to Employment Agreement dated March 2, 2015, by and between the Company and Stefanie Cavanaugh

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	May 29, 2018
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer